EXHIBIT 10.24

THIS PROMISSORY NOTE (THE “NOTE”) HAS NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE.  THE NOTE IS BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THE NOTE IS “RESTRICTED” AND MAY NOT BE OFFERED OR SOLD UNLESS IT IS REGISTERED UNDER THE ACT, PURSUANT TO REGULATION D OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT, AND THE COMPANY RECEIVES AN OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE.

PROMISSORY NOTE

$15,000
As of August 1, 2012

THIS PROMISSORY NOTE (this “Note”) is issued by Enterologics, Inc., a Nevada corporation (the “Company”), to Corporate Debt Consultants LLC with an address at 2071 Flatbush Avenue Suite 166 Brooklyn, NY 11234 (the “Holder”).

ARTICLE I

Section 1.01     Principal.  For value received, the Company hereby promises to pay on February 1, 2013 (the “Maturity Date”), or earlier under certain conditions, to the order of the Holder, in lawful money of the United States of America and in immediately available funds, the principal sum of  Fifteen Thousand Dollars ($15,000) (the “Principal Amount”).

Section 1.01.1   Due Date.    The entire loan and accrued interest is due and payable on the due date (six months form date of loan) or earlier, from the first proceeds the Company receives from the sale of any class of securities through a private offering of equity or debt  or through a registration statement that has been declared effective by the SEC.

Section 1.02      Interest. Interest shall accrue on the Principal Amount at the rate of six percent (6%) per annum (computed on the basis of a 365-day year and the actual days elapsed) from the date of this Note until the Principal Amount is repaid in full.

Section 1.02.1  Compliance with Usury Laws.  Notwithstanding any provision contained herein to the contrary, the total liability of the Company for payment of interest pursuant hereto, including late charges, shall not exceed the maximum amount of such interest permitted by law to be charged, collected, or received from the Company, and if any payments by the Company include interest in excess of such a maximum amount, the Holder shall apply such excess to the reduction of the unpaid Principal Amount, or if none is due, such excess shall be refunded.

Section 1.04      Right to Prepay.  The Company shall have the right to prepay all or any portion of the Principal Amount and all accrued interest thereon (the “Prepaid Amount”) at any time, on or before the Maturity Date, without penalty or premium.

ARTICLE II.

Section 2.01      Representations and Warranties of the Holder.  The Holder hereby acknowledges, represents and warrants to, and agrees with, the Company and its affiliates as follows:

(a)     The Holder understands that this Note has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or registered or qualified under any the securities laws of any state or other jurisdiction, and is a “restricted security,” and cannot be resold or otherwise transferred unless it is registered under the Securities Act, and registered or qualified under any other applicable securities laws, or an exemption from such registration and qualification is available.

(b)     The Holder is acquiring this Note for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part, and no other person has a direct or indirect beneficial interest in this Note or any portion thereof.  Further, the Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to this Note for which the Holder is subscribing or any part of thereof.

(c)     The Holder has full power and authority to enter into this Note, the execution and delivery of this Note has been duly authorized, and this Note constitutes a valid and legally binding obligation of the Holder.

(d)     The Holder is not subscribing for this Note as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by person previously not known to the Holder in connection with investment.

(e)     The Holder is (i) experienced in making investments of the kind, (ii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Note, and the related documents, and (iii) able to afford the entire loss of its investment in this Note.

(f)     The Holder has the financial ability to bear the economic risk of its investment, has adequate means for providing for his current needs and personal contingencies and has no need for liquidity with respect to its investment in this Note.

(g)    The Holder is an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act.

ARTICLE III.

Section 3.01      Representations and Warranties of the Company.  The Company hereby acknowledges, represents and warrants to, and agrees with, the Holder as follows:

(a)     Organization.  The Company is a company duly organized, validly existing, and in good standing under the laws of the State of Nevada. The Company has all requisite power to own, operate and lease its business and assets and carry on its business as the same is now being conducted.

(b)     Corporate Power and Authority. The Company has all requisite power and authority to enter into and deliver this Note and to consummate the transactions contemplated hereby.  The execution, delivery, and performance of this Note by the Company and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action and no other action or proceeding on the part of the Company is necessary to authorize the execution, delivery, and performance by the Company of this Note and the consummation by the Company of the transactions contemplated hereby.

ARTICLE IV.

Section 4.01      Events of Default. Upon the occurrence of any of the following events (each, an “Event of Default”) (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) an Event of Default shall be deemed to have occurred:

(a)     Default in the payment of the Principal Amount on the Maturity Date, which default has not been cured within 10 days after its due date by acceleration or otherwise; or

(b)     Default in the payment, when due or declared due, of any interest payment hereunder, which default has not been cured within 10 days after its due date by acceleration or otherwise; or

(c)     The Company files for relief under the United States Bankruptcy Code (the “Bankruptcy Code”) or under any other state or federal bankruptcy or insolvency law, or files an assignment for the benefit of creditors, or if an involuntary proceeding under the Bankruptcy Code or under any other federal or state bankruptcy or insolvency law is commenced against the Company, and has not been resolved in a period of thirty (30) days after such commencement.

(d)    The Company does  not deliver to the Lender the 500,000 shares of its common stock within the time period agreed to in Section 1.02.1    above

(e)    The Company omits the Holder of this Note from a Registration Statement and has not received expressed written consent of the Holder of this Note to be so excluded.

Section 4.02     Effect of Default. Upon the occurrence of an Event of Default as set forth in Section 4.01, the Holder shall have the right to declare the Principal Amount and all interest accrued thereon to be immediately due and payable.

ARTICLE V.

Section 5.01      Notice. All notices, requests, claims, demands and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given if delivered in person against written receipt, by facsimile transmission, overnight courier prepaid, or mailed by prepaid first class registered or certified mail, postage prepaid, return receipt requested to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section):

(i)	If to the Company:

Enterologics, Inc.
20 East Sunrise Highway
Valley Stream New York 11581

If to the Holder:

 Corporate Debt Consultants LLC
 2071 Flatbush Avenue suite 166
 Brooklyn, NY 11234.v

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, (iii) if delivered by overnight courier to the address as provided in this Section, be deemed given on the earlier of the first business day following the date sent by such overnight courier or upon receipt, or (iv) if delivered by mail in the manner described above to the address provided in this Section, be deemed given on the earlier of the third business day following mailing or upon receipt.

Section 5.02      Governing Law.  This Note shall be deemed to be made under and shall be construed in accordance with the laws of the State of New York without giving effect to the principals of conflict of laws thereof.

Section 5.03      Severability.  The invalidity of any of the provisions of this Note shall not invalidate or otherwise affect any of the other provisions of this Note, which shall remain in full force and effect.

Section 5.04      Construction and Joint Preparation. This Note shall be construed to effectuate the mutual intent of the parties. The parties and their counsel have cooperated in the drafting and preparation of this Note, and this Note therefore shall not be construed against any party by virtue of its role as the drafter thereof. No drafts of this Note shall be offered by any party, nor shall any draft be admissible in any proceeding, to explain or construe this Note. The headings contained in this Note are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Note.

Section 5.05      Entire Agreement and Amendments.  This Note shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the Company and the Holder. This Note represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein.  This Note may be amended only by an instrument in writing executed by the parties hereto.

Section 5.06      Counterparts.  This Note may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute on instrument.

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company has executed this Note as of the date first written above.

ENTEROLOGICS, INC.

By:	/s/ Robert Hoerr
Name: Robert Hoerr

Corporate Debt Consultants

By:	/s/ Alex Englard
Name: Alex Englard